As Filed with the Securities and Exchange Commission on December 19, 1996
                                           Registration No. 333-



                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549



                                 FORM S-8
                          REGISTRATION STATEMENT
                                   Under
                        The Securities Act of 1933



                     BEDFORD PROPERTY INVESTORS, INC.
          (Exact name of Registrant as specified in its charter)




Maryland                                                    68-0306514
(State or other jurisdiction of                          (I.R.S. Employer
incorporation or organization)                          Identification No.)




                           270 Lafayette Circle
                       Lafayette, California  94549
       (Address, including zip code, of principal executive offices)



                     BEDFORD PROPERTY INVESTORS, INC.
                    1992 DIRECTORS' STOCK OPTION PLAN
                         (Full title of the plan)



                             DONALD A. LORENZ
                     Bedford Property Investors, Inc.
                           270 Lafayette Circle
                       Lafayette, California  94549
                            (510)  283-8910

         (Name, address, including zip code, and telephone number, including area code, of agent for service)



                                 Copy to:

                            MICHAEL J. KENNEDY
                            Shearman & Sterling
                           555 California Street
                     San Francisco, California  94104

                      Calculation of Registration Fee


                                                      Proposed             Proposed
                                                      Maximum              Maximum
       Title of              Amount                   Offering             Aggregate        Amount of
       Securities            to Be                    Price                Offering         Registration
       to be Registered      Registered               Per Share (1)        Price (1)        Fee


       Common Stock,         500,000 shares           $16 1/8              $8,062,500       $2,444
       par value of
       $.02 per share


(1) Estimated solely for the purpose of calculating the registration fee based on the average high and low prices reported on the New York Stock Exchange on December 12, 1996.

                                 PART I

          INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.   Plan Information.*

ITEM 2.   Registrant Information and Employee Plan Annual Information.*
















_______________
* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended
     (hereinafter, the "Securities Act"), and the "Note" to Part I of Form
          S-8.

                              PART II

            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   Incorporation of Documents by Reference.

          The following documents filed with the Securities and Exchange Commission (the "Commission") by Bedford Property Investors, Inc. (the "Registrant") are incorporated by reference in this Registration Statement:

          (a)  The Registrant's Annual Report on Form 10-K for the fiscal
year ended     December 31, 1995.

          (b) The Registrant's Current Report on Form 8-K/A filed on February 16, 1996.

          (c) The Registrant's Current Report on Form 8-K/A filed on February 23, 1996.

          (d) The Registrant's Current Report on Form 8-K filed on December 3, 1996.

          (e) The Registrant's quarterly report on Form 10-Q for the fiscal quarter ended March 31, 1996.

          (f) The Registrant's quarterly report on Form 10-Q for the fiscal quarter ended June 30, 1996.

          (g) The Registrant's quarterly report on Form 10-Q for the fiscal quarter ended September 30, 1996.

          (h) The description of the Registrant's Common Stock, par value $0.02 per share (the "Common Stock"), set forth in the Registrant's registration statement on Form 8-B as filed with the Commission on July 26, 1993, under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"); and

          All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities that have not been sold, also shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the date of filing of such documents.

Item 4.   Description of Securities.

          Not Applicable.

Item 5.   Interests of Named Experts and Counsel.

          Not Applicable.

Item 6.   Indemnification of Directors and Officers.

          The Maryland General Corporation Law ("MGCL") permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper personal benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The Charter of the Registrant contains such a provision which eliminates such liability to the maximum extent permitted by the MGCL.

          The Charter of the Registrant authorizes it, to the maximum extent permitted by Maryland law, to obligate itself to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former director or officer or (b) any individual who, while a director of the Registrant and at the request of the Registrant, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. The Bylaws of the Registrant obligate it, to the maximum extent permitted by Maryland law, without requiring a preliminary determination of the ultimate entitlement to indemnification, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any individual who is a present or former director or officer of the Registrant or (b) any individual who, while a director of the Registrant and at the request of the Registrant, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. The Registrant's Charter and Bylaws also permit the Registrant to indemnify and advance expenses to any person who served a predecessor of the Registrant in any of the capacities described above and to any employee or agent of the Registrant or a predecessor of the Registrant.

          The MGCL requires a corporation (unless its charter provides otherwise, which the Registrant's Charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, and certain other parties, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the indemnified party was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the indemnified party actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the indemnified party had reasonable cause to believe that the act or omission was unlawful. However, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation. In addition, the MGCL requires the Registrant, as a condition to advancing expenses, to obtain (a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the Registrant as authorized by the Bylaws and (b) a written statement by or on his behalf to repay the amount paid or reimbursed by the Registrant if it shall ultimately be determined that the standard of conduct was not met.

          Peter B. Bedford's employment agreement provides that the Registrant shall indemnify Mr. Bedford to the fullest extent permitted by law, provided that the indemnification applies to Mr. Bedford only so long as he acts in good faith and is not found to be guilty of recklessness or willful or wanton misconduct.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

          An Underwriting Agreement, dated April 18, 1996, entered into by the Registrant and certain underwriters relating to the Registrant's public offering of 3,350,000 shares of the Common Stock provided for indemnification by the underwriters of the Registrant, its directors and officers for certain liabilities, including liabilities arising under the Securities Act.

Item 7.   Exemption from Registration Claimed.

          Not Applicable.

Item 8.   Exhibits.

          See Index to the Exhibits Index on page 9.

Item 9.   Undertakings.

          (a)  The undersigned Registrant hereby undertakes;

               (1) To file, during any period in which offers or sales are being made of the securities being registered hereby, a post-effective amendment to this Registration Statement:

                    (i)  To include any prospectus required by
               Section 10(a)(3) of the Securities Act;

                    (ii) To reflect in the prospectus any facts or
               events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement.

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

          provided, however, that the undertakings set forth in paragraphs
          (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act, and will be governed by the final adjudication of such issue.

SIGNATURES

          The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lafayette, State of California, on the 12th day of December, 1996.


                              BEDFORD PROPERTY INVESTORS, INC.



                                   By:  /s/ PETER B. BEDFORD
                                        Peter B. Bedford
                                        Chairman of the Board and
                                        Chief Executive Officer



          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated. Each person whose signature appears below hereby appoints and constitutes Peter B. Bedford and Donald A. Lorenz, as his or her attorneys-in-fact, with full power of substitution, for him or her in any and all capacities, to execute in the name and on behalf of such person any amendment to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith, making such changes in this Registration Statement as the person so acting deems appropriate, hereby ratifying and confirming all that said attorneys-in-fact, or their substitutes may do or cause to be done by virtue hereof.


Signature                              Title                         Date

/s/ PETER B. BEDFORD       Chairman of the Board and          December 12, 1996
    Peter B. Bedford       Chief Executive Officer (Principal
                           Executive Officer)


/s/ DONALD A. LORENZ       Executive Vice President and       December 12, 1996
    Donald A. Lorenz       Chief Financial Officer (Principal
                           Financial Officer)


/s/ HANH KIHARA            Controller (Principal Accounting   December 12, 1996
    Hanh Kihara            Officer)


/s/ CLAUDE M. BALLARD      Director                           December 12, 1996
    Claude M. Ballard


/s/ ANTHONY DOWNS          Director                           December 12, 1996
    Anthony Downs


/s/ THOMAS G. EASTMAN      Director                           December 12, 1996
    Thomas G. Eastman


/s/ ANTHONY M. FRANK       Director                           December 12, 1996
    Anthony M. Frank


/s/ THOMAS H. NOLAN, JR.   Director                           December 12, 1996
    Thomas H. Nolan, Jr.


/s/ MARTIN I. ZANKEL       Director                           December 12, 1996
    Martin I. Zankel

                               EXHIBIT INDEX




  Page
Exhibit Number         Description
   No.


   4.01 Bedford Property Investors, Inc. 1992 Directors' Stock Option Plan as amended on September 13, 1995, and amended on May 16, 1996 (filed as Exhibit
                       10.3 to the Registrant's Registration
                       Statement on Form S-2, as amended (Reg.
                       No. 333-921) and incorporated herein by
                       reference)

   4.02                Form of Option Agreement under Bedford
                       Property Investors, Inc. 1992 Directors'
                       Stock Option Plan

   5.01                Opinion of Shearman & Sterling

  23.01                Consent of KPMG Peat Marwick, LLP

  23.02                Consent of Shearman & Sterling (included in Exhibit 5.01)

PROSPECTUS

                     BEDFORD PROPERTY INVESTORS, INC.

                               COMMON STOCK
                              $0.02 Par Value

                          ______________________


    BEDFORD PROPERTY INVESTORS, INC. 1992 DIRECTORS' STOCK OPTION PLAN


               This Prospectus relates to shares of Bedford Property Investors, Inc. common stock, par value $0.02 per share ("Common Stock"), available for issuance to directors of Bedford Property Investors, Inc. (the "Company") under the Bedford Property Investors, Inc. 1992 Directors' Stock Option Plan (the "Plan") . The aggregate number of shares of Common Stock offered hereby will not exceed 500,000. Offers and sales of the Common Stock under the Plan may be made solely in the form of stock options to purchase shares of Common Stock. The offers and sales of such Common Stock will be made at prices and on the terms and conditions contained in the Plan. The Common Stock has been listed on the New York Stock Exchange and the Pacific Stock Exchange under the trading symbol "BED".

                       ____________________________

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
     AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
      THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
         COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                  PROSPECTUS, ANY REPRESENTATION TO THE
                      CONTRARY IS A CRIMINAL OFFENSE

                       _____________________________

               Neither delivery of this document nor any sale made under the Prospectus shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date of the Prospectus or the dates as of which information is set forth therein. No person has been authorized to give any information or to make any representations, other than as contained in the Prospectus or in the documents incorporated by reference therein, in connection with the offer contained in the Prospectus, and if given or made, such information or representations must not be relied upon as having been authorized by the Company. The Prospectus does not constitute an offer to sell or a solicitation of an offer to buy the securities to which it relates in any state or other jurisdiction or to any person to whom it is unlawful to make such offer or solicitation.

                          _______________________

  The date of this Prospectus is December 19, 1996. This document constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933, as amended (the "Securities Act")

                           AVAILABLE INFORMATION

               The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Information, as of particular dates, concerning directors and officers, their remuneration, options and other awards granted to them, the principal holders of securities of the Company and any material interest of such persons in transactions with the Company is disclosed in the Company's Prospectus filed pursuant to Rule 424(b) with the Commission on April 18, 1996 and the Company's Report on Form 10-Q for the period ended September 30, 1996 and will be subsequently disclosed in periodic reports and proxy statements and other information may be inspected and copied at the Commission at Room 1024 450 Fifth Street, N.W., Washington, D.C. 20549; and at the Commission's regional offices at Seven World Trade Center, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission maintains a World Wide Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the site is http://www.sec.gov. Such reports, proxy statements and other information concerning the Company also may be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005 and the offices of the Pacific Stock Exchange, 301 Pine Street, San Francisco, California 94104. This Prospectus does not contain all information set forth in the Registration Statement on Form S-8 and exhibits thereto filed with the Commission pursuant to the Securities Act in respect of the shares of Common Stock issuable under the Plan and to which reference is hereby made. Additional updating information with respect to the Common Stock covered herein and the Plan may be provided in the future to Plan participants by means of appendices to the Prospectus.

                          _______________________

              INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

               The following documents filed with the Commission by the Company are incorporated by reference in this Prospectus as of its effective date:

               A. The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995.

               B. The Registrant's Current Report on Form 8-K/A filed on February 16, 1996.

               C. The Registrant's Current Report on Form 8-K/A filed on February 23, 1996.

               D. The Registrant's Current Report on Form 8-K filed on December 3, 1996.

               E. The Registrant's quarterly report on Form 10-Q for the fiscal quarter ended March 31, 1996.

               F. The Registrant's quarterly report on Form 10-Q for the fiscal quarter ended June 30, 1996.

               G. The Registrant's quarterly report on Form 10-Q for the fiscal quarter ended September 30, 1996.

               H. The description of the Registrant's Common Stock, par value $0.02 per share (the "Common Stock"), set forth in the Registrant's registration statement on Form 8-B as filed with the Commission on July 26, 1993, under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"); and

               All reports subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all of the Company's Common Stock offered has been sold or which deregisters all Common Stock that has not been sold, will be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents.

               The Company will provide its Annual Report for the most recent year to all Plan participants and will provide without charge to each person to whom this Prospectus is delivered, on the request of any such person, a copy of all and any of the foregoing documents incorporated herein by reference (other than exhibits to such documents) and future proxy statements. Written or telephone requests should be directed to Bedford Property Investors, Inc., 270 Lafayette Circle, Lafayette, CA 94549,
Attention: Investor Relations (telephone (510) 283-8910).

                                THE COMPANY

               The Company is a self-administered and self-managed equity real estate investment trust ("REIT") (as defined under the Internal Revenue Code of 1986, as amended (the "Code")) engaged in the business of owning, managing, acquiring and developing industrial and suburban office properties proximate to selected metropolitan areas primarily in the Western United States. The Company's principal executive offices are located at 270 Lafayette Circle, Lafayette, California 94549 and its telephone number is
(510) 283-8910.


                  GENERAL INFORMATION REGARDING THE PLAN

               The Plan was adopted by the Company's Board of Directors
(the "Board") as of May 20, 1992, and was approved by Company's stockholders on June 9, 1993. The Plan was amended on September 13, 1995, and again on May 16, 1996. The following summary of the Plan is qualified in its entirety by reference to the complete text of the Plan. Copies of the Plan are available from Bedford Property Investors, Inc., 270 Lafayette Circle, Lafayette, CA 94549, telephone (510) 283-8910.

               The Plan is intended to attract and retain qualified members of the Company's Board and to provide additional incentive by offering them an opportunity to obtain a proprietary interest in the Company. Unless earlier terminated as described in the Section entitled
"Administration of the Plan" herein, the Plan will terminate on May 19, 2002, except with respect to awards outstanding at that time.

               The Plan is not regarded as an "employee benefit plan" under Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and, accordingly, is not subject to the provisions of ERISA. Further the Plan is not regarded as a qualified plan under Section 401(a) of the Code.



                         PARTICIPANTS IN THE PLAN

               Under the Plan, directors of the Company, whether or not employees of the Company, are eligible to receive grants of non-qualified stock options to purchase shares of the Company's Common Stock.




             STOCK AUTHORIZED FOR DISTRIBUTION UNDER THE PLAN

               The Plan provides that the Common Stock subject to the Plan may be authorized and unissued shares, issued and reacquired shares, or treasury shares. The aggregate number of shares of Common Stock reserved for issuance under the Plan is currently 500,000. In the event any change is made in the Company's capitalization, such as a stock split, stock dividend, combination or exchange of shares, an appropriate adjustment will be made to the aggregate number and kinds of shares with respect to which options may be granted under the Plan.



                          ADMINISTRATION OF THE PLAN

               The Plan is administered by the Compensation Committee of the Board. The Board may at any time and from time to time amend the Plan, provided that no provision affecting the aggregate number of shares which may be issued under the options granted pursuant to the Plan, the class of person eligible to receive such options, or the timing or exercise price of the option grants may be amended more frequently than once every six months, other than to comply with changes in the Code or ERISA. Moreover, any amendment which (i) under the requirements of applicable law must be approved by the stockholders of the Company, or (ii) must be approved by the stockholders of the Company in order to maintain the continued qualification of the Plan under Rule 16b-3 of the Exchange Act, will not be effective unless and until such stockholder approval has been obtained. No amendment may alter or impair any of the rights or obligations of any person, without their consent, under any option theretofore granted under the Plan.

                        AWARDS UNDER THE PLAN

               General. Pursuant to the Plan, each first-year director is granted an option for 25,000 shares of Common Stock effective on the date on which such person becomes a director, and an additional option for 5,000 shares on the date of each successive annual meeting, provided such director is re-elected to the Board. Each option granted under the Plan has an exercise price equal to the fair market value of the underlying Common Stock on the date of grant. Payment of the option exercise price must be made in
cash.   If, in any year, an insufficient number of shares are available for grant under the Plan, each director shall receive a pro-rata allocation of options.

               Stock Options. Options granted under the Plan vest six months from the date of grant. The Plan expires by its own terms in 2002. The maximum term of options granted under the Plan is ten years. An option granted under the Plan is nontransferable by the holder otherwise than by will or the laws of descent or distribution, and is exercisable during the holder's lifetime only by the optionee, or in the event of the optionee's death, by the optionee's estate or by a person who acquires the right to exercise the option by bequest or inheritance, provided that such exercise occurs prior to the expiration of the option and within one year after death.

               Written Agreements. The terms and conditions of the grant of each option granted under the Plan must be embodied in a written agreement which contains terms and conditions not inconsistent with the Plan and which incorporates the Plan by reference. Such agreement must also include the date, name of optionee, number of shares to which it relates, and option exercise price per share.

               Awards in Event of a Change in Control.  In the event that
(i) the Company is merged or consolidated with another corporation and the Company is not the surviving corporation and there is any change in the shares of Common Stock by reason of such merger or consolidation, (ii) all or substantially all of the assets of the Company are acquired by another corporation, or (iii) the Company is reorganized, dissolved or liquidated, then each option will terminate, unless exercised within the thirty (30) days prior to the effective date of such transaction or event.

               Miscellaneous. If a director resigns from the Board by reason of a total and permanent disability, options outstanding under the Plan may be exercised within 12 months after resignation to the extent that such options were exercisable at the date of termination.
If a director ceases to serve as a director of the Company for any other reason, options outstanding under the Plan may be exercised within three months after he or she ceases to serve as a director of the Company to the extent such options were exercisable on the date of termination.
               Whenever the Company proposes to deliver shares of Common Stock under the Plan, the Company shall have the right to require the individual who is to receive the shares to remit to the Company, prior to the delivery of any certificate or certificates for such shares, an amount sufficient to satisfy any Federal, state and/or local tax withholding requirements.



                FEDERAL INCOME TAXES APPLICABLE TO THE PLAN

               The following is a summary of the federal income tax consequences under the Code of the issuance and exercise of options under the Plan to participants and to the Company. In general this summary is applicable only to participants who are citizens or residents of the United States and is for general information purposes. The following discussion does not purport to be complete and does not cover, among other things, foreign, state and local tax treatment of participation in the Plan. Furthermore, differences in participants' financial situations may cause federal, state and local tax consequences of participation in the Plan to vary. Therefore, each participant in the Plan is urged to consult their own accountant, legal counsel or other financial advisor regarding the tax consequences to them of participation in the Plan.

               The grant of a nonqualified option will not result in the recognition of taxable income to the holder or in a deduction to the Company. Upon the exercise of a nonqualified option, holders who are not subject to
Section 16(b) of the Exchange Act (which applies generally to directors of the Company) will recognize ordinary income for federal income tax purposes in an amount equal to the excess of the fair market value of the Common Stock purchased over the aggregate exercise price. The Company will be entitled to a deduction in an equivalent amount. With respect to holders who are subject to Section 16(b) of the Exchange Act, the tax implications for such individuals have not been authoritatively updated or clarified since the adoption of new rules by the Commission under Section 16 of the Exchange Act. Thus, although there is currently an element of uncertainty in this area, such holders will probably recognize ordinary income for federal income tax purposes on the later to occur of (i) the expiration of six months subsequent to the date of the option's grant, if the option was exercised during this period and (ii) the date of exercise, if such exercise occurs after the expiration of the six-month period described in clause (i).

               If an optionee disposes of any Common Stock received upon the exercise of a nonqualified option, such optionee will recognize a capital gain or loss equal to the difference between the fair market value of such Common Stock at the time the option was exercised and the amount realized on disposition of such Common Stock. The gain or loss will be either long-term or short-term, depending on the holding period. The Company is not entitled to a tax deduction in connection with such disposition of Common Stock. Certain additional rules apply if the exercise price for an option is paid in shares previously owned by the participant.



                               LEGAL MATTERS

               The validity of the shares of Common Stock offered hereby will be passed upon for the Company by Shearman & Sterling, San Francisco, California.